Exhibit 77C

Item 77C - Scudder Target 2010 Fund, Scudder Target 2011 Fund, Scudder Target 2012 Fund, Scudder Worldwide 2004 Fund, Scudder Retirement Fund - Series IV, Scudder Retirement Fund - Series V, Scudder Retirement Fund - Series VI and Scudder Retirement Fund - Series VII, each a series of SCUDDER TARGET FUND
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The Proxy Statement on Schedule 14A for Scudder Target 2010 Fund, Scudder Target
2011 Fund, Scudder Target 2012 Fund, Scudder Worldwide 2004 Fund, Scudder Retirement Fund - Series IV, Scudder Retirement Fund - Series V, Scudder Retirement Fund - Series VI and Scudder Retirement Fund - Series VII, each a series of Scudder Target Fund (File No. 811-5896), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 22, 2002.